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                                                                 EXHIBIT 99.4(a)


      NUMBER                                                      SHARES
[                ]                                         [                 ]


             PRUDENTIAL-BACHE GLOBAL NATURAL RESOURCES FUND, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

ACCOUNT NO.     ALPHA CODE
                                                    [  CUSIP 743920  10 0  ]
                                             SEE REVERSE FOR CERTAIN DEFINITIONS


THIS IS TO CERTIFY that



                                SPECIMEN VOID



is the owner of

        FULLY-PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.01
                         EACH OF THE COMMON STOCK OF

-------------PRUDENTIAL-BACHE GLOBAL NATURAL RESOURCES FUND, INC.---------------

hereafter called the "Corporation", transferable on the books of the Corporation by the owner in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.
        This Certificate and the shares represented hereby are issued and shall be held subject to the provisions of the Charter and By-Laws of the Corporation and all amendments thereof, copies of which are on file at the office of the Corporation, to all of which the holder, by acceptance hereof assents.
        This Certificate is not valid unless countersigned by the Transfer
Agent.
        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name by its proper officers and to be sealed with its Corporate Seal.
                Dated:
[SEAL]


                                    Secretary                 President




COUNTERSIGNED:
        PRUDENTIAL MUTUAL FUND SERVICES, INC.
                  (NEW JERSEY)
BY                       TRANSFER AGENT

                        Authorized Signature